UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2008, Entravision Communications Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Lamar Advertising Company (“Lamar”) regarding the sale of the Company’s outdoor advertising operations to Lamar for a total consideration of $100 million in cash (the “Purchase Price”). The closing of the transaction is subject to various conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other closing conditions customary for transactions of this nature. The Agreement also contains representations and warranties, as well as indemnification provisions, customary for transactions of this nature. On February 28, 2008, the Company issued a press release announcing that it entered into the Agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, the Company announced the resignation of John F. DeLorenzo as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. DeLorenzo will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer until approximately April 15, 2008, and the Company has appointed Christopher T. Young to serve as the Executive Vice President, Chief Financial Officer and Treasurer of the Company as of such date. On February 28, 2008, the Company issued a press release announcing these events, a copy of which is attached to this report as Exhibit 99.2.

Mr. Young is currently the President of the Company’s Outdoor division, a position he has held since 2004. Previously, Mr. Young had been the Outdoor division’s Chief Financial Officer, a role he had held since 2000. Before joining the Company, Mr. Young had been with the Bank of Montreal, where he was responsible for all of the bank’s corporate finance activity for the broadcasting and outdoor advertising industries. Mr. Young’s prior experience includes tenures at both the Bank of Tokyo in its corporate finance group and Chase Manhattan Bank. Mr. Young is 39 years old.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Entravision Communications Corporation on February 28, 2008.

99.2	Press release issued by Entravision Communications Corporation on February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: March 3, 2008	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by Entravision Communications Corporation on February 28, 2008.

99.2	Press release issued by Entravision Communications Corporation on February 28, 2008.